EXHIBIT 10.1

June 14, 2012

Addendum to a share exchange agreement dated effective as of May 14, 2012 as fully executed on May 21, 2012 (the "Share Exchange Agreement"), among the Morgan Creek Energy Corp. changing its name to TagLikeMe Corp. (the “Purchaser”), Glob Media Works Inc., a private company organized under the laws of the State of Washington ("Glob Media" or the “Company”) and the shareholders of Glob Media (each such shareholder the "Vendor(s)").

In accordance with the terms and provisions of item 11.3 of the Share Exchange Agreement, the Purchaser and Anthony Alda, the Attorney appointed by Glob Media and by each Vendor to act on their behalf do make the following modification to the Share Exchange Agreement on the date of this amending addendum:

Section 6.2 of the Share Exchange Agreement will be replaced by the following providing extension of the Latest Closing Date from June 15, 2012 to June 30, 2012:

“6.2  Latest Closing Date.   If the Closing Date has not occurred by June 30, 2012 this Agreement will be terminated and unenforceable unless the Parties agree in writing to grant an extension of the Closing Date.”

Section 6.1 of the Share Exchange Agreement will be replaced by the following that amends the location of the Closing to the offices of the Company’s legal counsel and deletes erroneous condition precedent.

“6.1  Closing and Closing Date.   The closing (the “Closing”) of the within purchase and delivery of the Purchased Shares, as contemplated in the manner as set forth in Article “2” hereinabove, together with all of the transactions contemplated by this Agreement, shall occur on such day which is five calendar days following the due and complete satisfaction of all of the conditions precedent which are set out in Article “5” (the “Closing Date”), or on such earlier or later Closing Date as may be agreed to in advance and in writing by each of the Parties or in conjunction with Article 11.3 of this Agreement, and will be closed, in each such instance, at the offices of counsel for the Purchaser on the Closing Date.”

This addendum is agreed to and is effective this 14th day of June 2012.

Morgan Creek Energy Corp. changing its name to TagLikeMe Corp.		Glob Media Works Inc. and each Vendor

By:	/s/ Richard Elliot-Square	By:	/s/ Anthony Alda
	Richard Elliot-Square, President/CEO		Anthony Alda, Attorney-in-fact